UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2013

RANGEFORD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54306	77-116182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’CONNOR BOULEVARD, SUITE 1820, IRVING, TX 75039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(970) 218-7080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant's Certifying Accountant

On January 9, 2012, we filed an initial Current Report on Form 8-K (as amended on January 31, 2013) to disclose that on January 4, 2013, LBB & Associates, Ltd., LLP resigned as our independent registered public accounting firm; our Board engaged LBB on December 4, 2012.

On February 4, 2013, we engaged Chapman, Hext & Co., P.C. ("Champan") as our principal accountant to audit our financial statements. During our two most recent fiscal years and through December 31, 2012, we have not consulted with Champan regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did Champan provide advice to us, either written or oral, that was an important factor we considered in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during our two most recent fiscal years or through December 31, 2012, we have not consulted the entity of Champan on any matter that was the subject of a disagreement as that term is defined in Item 304(a)(1) (iv) of Regulation S-K, or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGEFORD RESOURCES, INC.

Date:	February 6, 2013	By: /s/ Steven R. Henson
Steven R. Henson, President

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